Exhibit 99.1

NEWS RELEASE

April 23, 2009

NCR announces first-quarter results

•	Difficult global economic environment results in loss of $.09 per diluted share in both GAAP and non-GAAP EPS(1) from continuing operations

•	Cash provided by operating activities was $38 million

•	Company reports strong working capital performance

•	Total cash and cash equivalents of $717 million as of March 31, 2009

•	Company announces Entertainment investment

•	NCR updates 2009 Outlook

DAYTON, Ohio – NCR Corporation (NYSE: NCR) reported financial results today for the three months ended March 31, 2009. Reported revenue of $1.01 billion decreased 15 percent from the first quarter of 2008 and included approximately 5 percentage points of negative impact from foreign currency translation.

NCR reported a first-quarter loss from continuing operations (attributable to NCR) of $15 million, or a $0.09 loss per diluted share, compared to income (attributable to NCR) of $49 million or $0.28 per diluted share in the first quarter of 2008. Income from continuing operations included a $5 million ($3 million after-tax) impairment charge related to an equity investment, which was offset by a $5 million ($3 million after-tax) benefit from an insurance settlement related to the Fox River environmental matter. Income from continuing operations in the first quarter of 2008 included a $16 million ($13 million after-tax) gain, or $0.07 gain per diluted share, resulting from the sale of a Canadian manufacturing facility. Excluding these items, non-GAAP loss from continuing operations(1) in the first quarter of 2009 was a loss of $0.09 per diluted share compared to income of $0.21 per diluted share in the prior-year period.

“NCR is managing through this global economic downturn by executing consistently on our strategy, accelerating our multi-year cost structure improvement plan, and pressing our competitive advantages in the global marketplace,” said Bill Nuti, chairman and chief executive officer of NCR. “The Company is focused on areas within our control, such as reducing our operating expenses, improving our working capital performance, and taking tangible steps to build our business by investing to drive shareholder value. While we expect the revenue environment will remain challenging, particularly due to difficult first half comparisons and lower volumes from retail customers, our aggressive cost reductions and investment initiatives will provide leverage as business conditions improve.”

First-Quarter 2009 Highlights

Financial highlights - Year-over-year revenue was impacted by the overall downturn in the global economy, particularly in the retail industry. Revenues declined 6 percent in the Americas region, primarily due to lower sales to customers in the retail and hospitality industry in the United States and a 2 percent negative impact from currency translation. In the Europe-Middle East-Africa (EMEA) region, the revenue decline of 22 percent was

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attributable to lower product sales to customers in the financial services and retail and hospitality industries, especially in the United Kingdom and Eastern Europe. Revenue was also negatively impacted by 9 percent due to foreign currency translation. Revenues fell 20 percent in the Asia-Pacific-Japan region due to significant product sales declines in Japan and to a lesser extent weakness in both Australia and India. In Japan, the current economic environment contributed to declines in sales to customers in both the financial services and retail and hospitality industries. Revenue was also negatively impacted by 5 percent from foreign currency translation.

Loss from operations was $10 million in the first quarter of 2009 and included $38 million of pension expense. This compares to $65 million of income from operations in the first quarter of 2008, which included $6 million of pension expense and a gain of $16 million from the sale of the Canadian manufacturing facility previously described. Excluding these items and pension expense, non-GAAP income from operations(2) decreased 49 percent to $28 million in the first quarter of 2009 compared to $55 million in the first quarter of 2008.

NCR generated $38 million of cash from operating activities during the first quarter of 2009 compared to $81 million in the year-ago period. Capital expenditures of $25 million in the first quarter of 2009 were 22 percent or $7 million lower than the $32 million in capital expenditures in the year-ago period. NCR generated $13 million of free cash flow (cash from operations less capital expenditures)(3) in the first quarter of 2009, compared to free cash flow of $49 million in the first quarter of 2008.

Other expense was $5 million in the first quarter of 2009 compared to other income of $1 million in the first quarter of 2008 primarily due to lower interest income. Other income and expense included a $5 million impairment charge related to an equity method investment, which was offset by a $5 million benefit from an insurance settlement related to the Fox River environmental matter. As a result of the loss in the first quarter of 2009, NCR recorded a tax benefit of $1 million compared to tax expense of $17 million in the prior year period.

NCR ended the quarter with $717 million in cash and cash equivalents, a $6 million increase from the $711 million balance as of December 31, 2008. As of March 31, 2009, NCR had a debt balance of $308 million, unchanged from the balance as of December 31, 2008.

Business highlights - In the first quarter of 2009, NCR recorded several important customer wins, delivering enhanced solutions to customers in the financial and retail industries, as well as verticals such as healthcare that offer additional growth opportunities for self-service solutions.

Unified Grocers, a leading U.S. cooperative grocery wholesaler, expanded their point-of sale (POS) technology relationship with NCR to provide unique technology solutions to smaller grocery stores through Unified Grocers’ Neighborhood Markets program. NCR and Unified Grocers jointly designed solutions for independent grocers in smaller footprint stores, which typically have three or four check-out lanes. Previously, NCR and United Grocers had agreed to promote the NCR Advanced Checkout Solution (ACS) POS software to Unified Grocers’ approximately 3,000 independently-owned retail grocery customers in the western United States.

H-E-B, one of the nation’s largest independently owned food retailers, signed on with NCR’s Advanced Marketing Solution to provide the retailer with the capability to create, distribute, manage and evaluate shopper specific promotions across multiple channels. Through centrally accessed promotions H-E-B now delivers consistent marketing messages to increase shopper sales and generate additional shopper trips.

Also in the first quarter, NCR introduced software that will allow consumers to deposit checks into their checking or savings accounts without leaving their homes and without purchasing any new hardware. This new software, NCR APTRA Consumer Passport, can be integrated with any financial institution’s online banking site and gives consumers the ability to deposit checks remotely, a service previously offered only to businesses.

NCR extended its self-service portfolio further into the healthcare market as NCR and Siemens entered an agreement with New York Presbyterian Hospital (NYP). Named one of America’s Top 100 Hospitals by U.S. News and World Report, NYP will deploy NCR MediKiosks to help streamline patient flow in NYP’s infusion department.

2009 Outlook

NCR announced on April 21, 2009 that it purchased the remaining equity in TNR Holdings Corp., the second largest DVD kiosk operator in North America, in order to expand the NCR SelfServ Entertainment portfolio across North America under the Blockbuster Express brand. Further to that announcement, NCR plans to make additional investments in 2009 to expand capabilities with the objective of becoming the leading global provider of self-service entertainment solutions. “The strength of our balance sheet provides NCR with the ability to invest in attractive growth opportunities,” said Mr. Nuti. “We’ve identified investments that will be a major step forward in NCR’s strategy of becoming the leading provider of self-service entertainment solutions.” As a result of this investment, combined with a difficult economic environment, NCR has revised 2009 guidance.

NCR expects full-year 2009 revenues to be in the range of 5 percent to 10 percent lower on a constant currency basis compared with 2008. Based on average exchange rates for March, this would translate to reported revenue being down in the range of 10 percent to 15 percent for the year. Including the $60 million investment in the entertainment portfolio in 2009, which results in a $30 million negative impact to Non-pension operating income (NPOI)(2), the company expects its full-year 2009 NPOI(2) to be in the range of $310 million to $350 million and GAAP and non-GAAP earnings from continuing operations to be in the range of $0.60 to $0.75 per diluted share.(1) The 2009 EPS guidance includes pension expense of $170 million, an increase of approximately $145 million compared to 2008.

	Revised 2009 Guidance	Prior 2009 Guidance
Year-over-year revenue (constant currency)	(5%) - (10%)	(2%) - (6%)

Non-pension operating income(2)	$310 - $350 million	$360 - $400 million

Diluted earnings per share (GAAP)	$0.60 - $0.75	$0.85 - $1.00

Diluted earnings per share (non-GAAP)(1)	$0.60 - $0.75	$0.85 - $1.00

2009 First Quarter Earnings Conference Call

A conference call is scheduled today at 8:00 a.m. (EST) to discuss the company’s 2009 first-quarter results and guidance for full-year 2009. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s first quarter 2009 operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company and leader in automated teller machines, self-checkouts and other self- and assisted-service solutions, serving customers in more than 100 countries. NCR’s software, hardware, consulting and support services help organizations in retail, financial, travel, healthcare and other industries interact with consumers across multiple channels.

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NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact

Alan Ulman

NCR Corporation

770.623.7998

alan.ulman@ncr.com

Investor Contact

Gavin Bell

NCR Corporation

212.589.8468

gavin.bell@ncr.com

Reconciliation of Diluted Earnings from Continuing Operations GAAP to Non-GAAP Measures

	Q1 2009 Actual	Q1 2008 Actual	Revised 2009 Guidance
Diluted Earnings Per Share (GAAP)	$(0.09)	$0.28	$0.60-$0.75

Gain on sale of Canadian manufacturing facility	—	0.07	—
Impairment of equity method investment	(0.03)	—	(0.03)
Fox River environmental matter	0.03	—	0.03

Diluted Earnings Per Share (non-GAAP)(1)	$(0.09)	$0.21	$0.60-$0.75

Free Cash Flow

	For the Period Ended March 31
	(in millions)

	Three Months
	2009	2008
Cash provided by operating activities (GAAP)	$38	$81

Less capital expenditures for:
Expenditures for property, plant and equipment	(10)	(17)
Additions to capitalized software	(15)	(15)

Total capital expenditures	(25)	(32)

Free cash flow (non-GAAP)(3)	$13	$49

(1)	NCR’s management evaluates the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that certain non-GAAP measures found in this release are useful for investors.

(2)	The segment results included in Schedule B and non-GAAP income from operations discussed in this earnings release exclude the impact of pension expense and certain items. Schedule B, included in this earnings release, reconciles total income from operations excluding pension expense and certain items to income from operations for the company. NCR’s management evaluates the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.
(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for property, plant and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities determined in accordance with GAAP.

Note to investors - This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the uncertain economic climate, in particular the current global credit crisis, could impact the ability of our customers to make capital expenditures, thereby affecting their ability to purchase our products, and consolidation in the financial services sector could impact our business by reducing our customer base; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans, including potential impact from our transition from a business unit to functional organizational model; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2009	2008
Revenue

Products	$458	$603
Services	550	580

Total revenue	1,008	1,183

Cost of products	370	441
Cost of services	454	483

Total gross margin	184	259
% of Revenue	18.3%	21.9%

Selling, general and administrative expenses	159	159
Research and development expenses	35	35

(Loss) income from operations	(10)	65
% of Revenue	(1.0)%	5.5%

Interest expense	5	6
Other income, net	—	(7)

Total other expense (income), net	5	(1)

(Loss) income before income taxes and discontinued operations	(15)	66
% of Revenue	(1.5)%	5.6%

Income tax (benefit) expense	(1)	17

(Loss) income from continuing operations	(14)	49
Loss from discontinued operations, net of tax	—	(1)

Net (loss) income	(14)	48

Net income attributable to noncontrolling interests	1	—

Net (loss) income attributable to NCR	$(15)	$48

Amounts attributable to NCR common stockholders:
(Loss) income from continuing operations	$(15)	$49
Loss from discontinued operations	—	(1)

Net (loss) income	$(15)	$48

(Loss) income per share attributable to NCR common stockholders:

Net (loss) income per common share from continuing operations

Basic	$(0.09)	$0.28

Diluted	$(0.09)	$0.28

Net (loss) income per common share

Basic	$(0.09)	$0.28

Diluted	$(0.09)	$0.27

Weighted average common shares outstanding
Basic	158.3	173.0
Diluted	*158.3	175.7

*	Due to the net loss from continuing operations, potential common shares that would cause dilution, such as stock options and restricted stock, have been excluded from the diluted share count because their effect would have been anti-dilutive. As of March 31, 2009, absent the net loss, fully diluted shares would have been 159.4 million shares.

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended March 31
	Three Months
	2009	2008	% Change
Revenue by segment

Americas	$459	$487	(6)%

EMEA	386	493	(22)%

APJ	163	203	(20)%

Consolidated revenue	$1,008	$1,183	(15)%

Gross margin by segment

Americas	$80	$93
% of Revenue	17.4%	19.1%

EMEA	92	122
% of Revenue	23.8%	24.7%

APJ	33	46
% of Revenue	20.2%	22.7%

Total - segment gross margin	$205	$261

% of Revenue	20.3%	22.1%

Selling, general and administrative expenses	146	174
Research and development expenses	31	32

Non-GAAP income from operations	$28	$55

Pension expense	(38)	(6)

Other adjustments (1)	—	16

(Loss) income from operations	$(10)	$65

(1)	Other adjustments in 2008 includes $16 million of gain from the sale of a manufacturing facility in Canada.

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	March 31 2009	December 31 2008
Assets

Current assets
Cash and cash equivalents	$717	$711
Accounts receivable, net	855	913
Inventories, net	697	692
Other current assets	254	241

Total current assets	2,523	2,557

Property, plant and equipment, net	297	308
Goodwill	83	84
Prepaid pension cost	224	251
Deferred income taxes	627	645
Other assets	387	410

Total assets	$4,141	$4,255

Liabilities and stockholders’ equity

Current liabilities
Short-term borrowings	$301	$301
Accounts payable	463	492
Payroll and benefits liabilities	134	210
Deferred service revenue and customer deposits	385	317
Other current liabilities	355	373

Total current liabilities	1,638	1,693

Long-term debt	7	7
Pension and indemnity plan liabilities	1,386	1,424
Postretirement and postemployment benefits liabilities	365	359
Deferred income taxes	10	9
Income tax accruals	145	155
Other liabilities	141	143

Total liabilities	3,692	3,790

Stockholders’ equity
NCR stockholders’ equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at March 31, 2009, and December 31, 2008, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 158.6, and 158.1 shares issued and outstanding at March 31, 2009, and December 31, 2008, respectively	2	2
Paid-in capital	252	248
Retained earnings	1,819	1,834
Accumulated other comprehensive loss	(1,649)	(1,644)

Total NCR stockholders’ equity	424	440
Noncontrolling interests in subsidiaries	25	25

Total stockholders’ equity	449	465

Total liabilities and stockholders’ equity	$4,141	$4,255

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31
	Three Months
	2009	2008
Operating activities
Net (loss) income	$(14)	$48

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss from discontinued operations	—	1
Depreciation and amortization	28	29
Stock-based compensation expense	4	10
Deferred income taxes	—	7
Gain on sale of property, plant, and equipment	—	(17)
Changes in assets and liabilities:
Receivables	58	119
Inventories	(5)	(35)
Current payables and accrued expenses	(117)	(94)
Deferred service revenue and customer deposits	68	73
Employee severance and pension	18	(21)
Other assets and liabilities	(2)	(39)

Net cash provided by operating activities	38	81

Investing activities
Expenditures for property, plant and equipment	(10)	(17)
Proceeds from sales of property, plant and equipment	—	38
Additions to capitalized software	(15)	(15)

Net cash (used in) provided by investing activities	(25)	6

Financing activities
Purchase of Company common stock	(1)	(193)
Proceeds from employee stock plans	2	4

Net cash provided by (used in) financing activities	1	(189)

Cash Flows from discontinued operations
Net cash used in operating activities	—	(13)

Effect of exchange rate changes on cash and cash equivalents	(8)	14

Increase (decrease) in cash and cash equivalents	6	(101)
Cash and cash equivalents at beginning of period	711	952

Cash and cash equivalents at end of period	$717	$851